Exhibit 99.1

Signature Group Holdings Announces Launch of $300 Million Senior Secured Note

Private Offering

SHERMAN OAKS, Calif. December 1, 2014 /PRNewswire/ -- Signature Group Holdings, Inc. (“Signature”)(OTCQX: SGGH)  announced today that our indirect wholly owned subsidiary, SGH Escrow Corporation, plans to issue senior secured notes due 2019 (the “Notes”) in an aggregate principal amount of $300.0 million in a private offering.  The Notes are being offered in connection with, and we intend to use the net proceeds for, the pending acquisition (the “GRSA Acquisition”) by our wholly owned subsidiary, Real Alloy Holding, Inc. (“Real Alloy”), of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business of Aleris Corporation (“GRSA”). Upon consummation of the GRSA Acquisition, SGH Escrow Corporation will be merged with and into Real Alloy, with Real Alloy as the surviving corporation and the direct parent of the GRSA entities.

If the offering of Notes is consummated before the closing of the GRSA Acquisition, the net proceeds of the offering will be deposited into an escrow account. The release of the escrow proceeds will be subject to the satisfaction of certain conditions, including the consummation of the GRSA Acquisition. The Notes will be subject to a special mandatory redemption under certain circumstances, including if the purchase agreement for the GRSA Acquisition is terminated or the GRSA Acquisition is not consummated by a specified date. Real Alloy will also grant a first priority security interest in the escrow account for the benefit of the holders of the Notes.

From and after the GRSA Acquisition, the Notes will be Real Alloy’s senior obligations and will be guaranteed by Real Alloy’s direct parent, Real Alloy Intermediate Holding, LLC and by Real Alloy’s existing and future domestic subsidiaries, and the Notes and related guarantees will be secured by first priority security interests in the fixed assets of Real Alloy and the guarantors of the Notes and by second priority security interests in certain other collateral of Real Alloy and the guarantors.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States pursuant to Regulation S under the Securities Act.  Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is issued pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the U.S. industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and GRSA’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and GRSA’s expansion and business strategies; Signature’s ability to satisfy the conditions to the GRSA Acquisition and the related financings, and to ultimately consummate the GRSA Acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com